UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 1, 2019

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37‑0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

 As previously disclosed, on June 24, 2019, Horace Mann Educators Corporation (Company), as borrower, replaced its current line of credit with a new five-year Credit Agreement (Credit Agreement). The new Credit Agreement increased the amount available on this senior revolving credit facility to $225 million from $150 million. PNC Capital Markets, LLC and JPMorgan Chase Bank, N.A. served as joint leads on the new agreement, with The Northern Trust Company, U.S. Bank National Association, KeyBank National Association, Comerica Bank and Illinois National Bank participating in the syndicate. Terms and conditions of the new Credit Agreement are substantially consistent with the prior agreement, with an interest rate based on LIBOR plus 115 basis points. The Company utilized the senior revolving credit facility to partially fund the acquisition of National Teachers Associates Life Insurance Company (NTA). Moving forward, the Company will use the senior revolving credit facility for ongoing working capital, capital expenditures and general corporate expenditures.

As described in Item 8.01 below, on July 1, 2019, the Company completed its acquisition of NTA. To fund a portion of the purchase price, the Company utilized $180 million from its senior revolving credit facility as of July 3, 2019. The Company expects to reduce the amount outstanding under the senior revolving credit facility in the coming days as NTA and its subsidiaries are expected to make an approved distribution to the Company. By year-end 2019, the Company expects to have $135 million outstanding under the senior revolving credit facility, with a debt-to-capital ratio below 25% and RBC ratios at each of its insurance subsidiaries at 425% or greater.

Item 8.01:	Other Events

The Company issued a news release announcing on July 1, 2019, that it completed the acquisition of all the equity interests in NTA pursuant to a Purchase Agreement (Agreement) dated as of December 10, 2018, by and among the Company and Ellard Family Holdings, Inc., Brian M. Ellard and The JCE Exempt Trust. The stated purchase price of the transaction was $405 million plus an additional $20 million (approximately) representing NTA’s share of “adjusted earnings” (as determined in accordance with the terms of the Agreement) from July 1, 2018 to July 1, 2019. As a result of the acquisition, NTA became a wholly owned subsidiary of the Company. A copy of the news release is filed as Exhibit 99.2 to this report.
The information set forth in Item 2.03 is incorporated herein by reference.

Item 9.01:	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 72 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 72 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit 99.1    Glossary of Selected Terms.

Exhibit 99.2    Horace Mann Educators Corporation news release dated July 1, 2019.

Forward-looking Information

Statements included in the accompanying news release that state Horace Mann Educators Corporation's (Company) or its management's intentions, hopes, beliefs, expectations or predictions of future events or the Company's future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2019 and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Kimberly A. Johnson
	Name:	Kimberly A. Johnson
	Title:	Vice President & Controller
(Principal Accounting Officer)

Date: July 3, 2019

3